EXHIBIT  23:  CONSENT  OF  INDEPENDENT  AUDITORS






Board  of  Directors
20th  Century  Industries




We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-80180 and Form S-8 No. 33-61355) pertaining to the 20th Century Industries Savings and Security Plan and the 20th Century Industries Stock Option Plan, respectively, of our report dated January 22, 1999, with respect to the consolidated financial statements and schedule of 20th Century Industries, included in this Annual Report (Form 10-K) for the year ended December 31, 1998.

ERNST & YOUNG LLP

Los  Angeles,  California
March  26,  1999



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